UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2012

TROPICANA LAS VEGAS HOTEL AND CASINO, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

000-53894 (Commission File Number)	27-0455607 (I.R.S. Employer Identification No.)

3801 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)

(702) 739-3530
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation.

On December 21, 2012, the Tropicana Las Vegas Inc. (the “Company”), a wholly owned subsidiary of Tropicana Las Vegas Hotel and Casino, Inc, the guarantor, agreed to amend and restate its loan agreement (the “Amended and Restated Loan”) between the Company, as Borrower, and Wells Fargo Principal Investments, LLC as Lender and Wells Fargo Bank, National Association, as the administrative agent for the Lender. The current borrowing base remains at $65.0 million with the $10.0 million term loan being converted into a revolving credit facility (“Revolver C”).  Thus, the Company has a $50.0 million revolving credit facility (“Revolver A”) which bears interest at 4%, $5.0 million revolving credit facility (“Revolver B”) which bears interest at 5% and a $10.0 million Revolver C which bears interest at 6%.  Each revolver has an unused commitment fee of 0.50%.  The Amended and Restated Loan extends the maturity of each revolving credit facility to April 2, 2018.

The Amended and Restated Loan continues to contain the customary affirmative, negative and financial covenants. The covenants, among other things, restrict, subject to certain exceptions, our ability to: incur additional indebtedness; create liens on property or assets; make certain investments; engage in mergers or consolidations; sell assets; pay dividends or make distributions; engage in certain transactions with affiliates; and pay management fees. In addition, the Amended and Restated Loan requires us to: deposit $5.0 million into an interest reserve account; meet certain EBITDA minimums on a quarterly basis for the periods from March 31, 2015 through March 31, 2018 with a standard cure provision if the EBITDA minimums are not met; and limits the annual aggregate capital expenditures to $18.0 million in 2013 and 2014.

In addition, the Lender agreed to release its security interest in approximately one acre parcel for future development.  In consideration of this Amended and Restated Loan Agreement, Tropicana Las Vegas Hotel and Casino, Inc. will issue thirteen thousand (13,000) shares of its Class A Series 4 Convertible Participating Preferred Stock (“the Series 4 Preferred”) as a fee to Lender.

The foregoing description of the Amended and Restated Loan is qualified in its entirety by reference in the attached Exhibit 10.20 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As stated above, Tropicana Las Vegas Hotel and Casino, Inc will issue thirteen thousand (13,000) shares of Series 4 Preferred as a fee to the Lender for consideration in the completion of the Amended and Restated Loan Agreement. The shares of Series 4 Preferred will be issued as a private placement exempt from Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act and U.S. Securities and Exchange Commission (“Commission”) Rule 506 of Regulation D under the Securities Act.  The Series 4 Preferred issuance is made in accordance with the terms of the Company’s Stockholders’ Agreement, dated July 1, 2009, and the Lender is an “accredited investors” within the meaning of Commission Rule 501 of Regulation D under the Securities Act.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description
10.20
Amended and Restated Loan Agreement, dated December 21, 2012 between Tropicana Las Vegas, Inc., as the Borrower, and Wells Fargo Principal Investments, LLC as a Lender and Wells Fargo National Association, as the Administrative Agent for the Lender.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tropicana Las Vegas Hotel and Casino, Inc.

Date: December 26, 2012	By:	/s/ Joanne M. Beckett
	Name:	Joanne M. Beckett
	Title:	Vice President, General Counsel and Corporate Secretary

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